                                                                     Exhibit 1.1

                      METTLER-TOLEDO INTERNATIONAL INC.
                           (a Delaware corporation)

                   [               ] Shares of Common Stock

                       FORM OF U.S. PURCHASE AGREEMENT
                       -------------------------------



Dated: [                 ], 1998

                               Table of Contents

U.S. PURCHASE AGREEMENT..........................................................................1

   SECTION 1.         Representations and Warranties.............................................4
            (a)       Representations and Warranties by the Company and Mettler..................4
                      (i)       Compliance with Registration Requirements........................4
                      (ii)      Independent Accountants..........................................5
                      (iii)     Financial Statements.............................................5
                      (iv)      No Material Adverse Change in Business...........................5
                      (v)       Good Standing....................................................6
                      (vi)      Good Standing of Subsidiaries....................................6
                      (vii)     Capitalization...................................................7
                      (viii)    Authorization of Agreement.......................................7
                      (ix)      Description of Securities........................................7
                      (x)       Absence of Defaults and Conflicts................................7
                      (xi)      Absence of Labor Dispute.........................................8
                      (xii)     Absence of Proceedings...........................................8
                      (xiii)    Accuracy of Exhibits.............................................9
                      (xiv)     Possession of Intellectual Property..............................9
                      (xv)      Absence of Further Requirements..................................9
                      (xvi)     Possession of Licenses and Permits...............................9
                      (xvii)    Title to Property...............................................10
                      (xviii)   Investment Company Act..........................................10
                      (xix)     Environmental Laws..............................................10
                      (xx)      Registration Rights.............................................11
                      (xxi)     Taxes...........................................................11
                      (xxii)    Accounting Controls.............................................11
                      (xxiii)   Insurance.......................................................12
                      (xxiv)    Stabilization or Manipulation...................................12
                      (xxv)     Certain Relationships...........................................12
                      (xxvi)    No Offering Material............................................12
                      (xxvii)   Suppliers.......................................................12
            (b)       Representations and Warranties by the Selling Shareholders................12
            (c)       Officer's Certificates....................................................15

   SECTION 2.         Sale and Delivery to U.S. Underwriters; Closing...........................15
            (a)       Initial Securities........................................................15
            (b)       Option Securities.........................................................15
            (c)       Payment...................................................................16
            (d)       Denominations; Registration...............................................17

   SECTION 3.         Covenants of the Company..................................................17
            (a)       Compliance with Securities Regulations and
                      Commission Requests.......................................................17
            (b)       Filing of Amendments......................................................17
            (c)       Delivery of Registration Statements.......................................18
            (d)       Delivery of Prospectuses..................................................18
            (e)       Continued Compliance with Securities Laws.................................18
            (f)       Blue Sky Qualifications...................................................19
            (g)       Rule 158..................................................................19
            (h)       Restriction on Sale of Securities.........................................19
            (i)       Reporting Requirements....................................................19

   SECTION 4.         Payment of Expenses.......................................................20
            (a)       Expenses..................................................................20
            (b)       Expenses of the Selling Shareholders......................................20
            (c)       Termination of Agreement..................................................20

   SECTION 5.         Conditions of U.S. Underwriters' Obligations..............................21
            (a)       Effectiveness of Registration Statement...................................21
            (b)       Opinion of Counsel for Company............................................21
            (c)       Opinion of German Counsel for the Company.................................21
            (d)       Opinion of Swiss Counsel for the Company..................................21
            (e)       Opinion of Christine J. Smith, Esq........................................22
            (f)       Opinion of Counsel for the Selling Shareholders...........................22
            (g)       Opinion of Counsel for U.S. Underwriters..................................22
            (h)       Officers' Certificate.....................................................22
            (i)       Certificate of Selling Shareholders.......................................23
            (j)       Litigation Certificate....................................................23
            (k)       Accountant's Comfort Letter...............................................23
            (l)       Bring-down Comfort Letter.................................................23
            (m)       Approval of Listing.......................................................23
            (n)       No Objection..............................................................23
            (o)       Lock-up Agreements; Registration Rights...................................24
            (p)       Purchase of Initial International Securities..............................24
            (q)       Conditions to Purchase of U.S. Option Securities..........................24
                      (i)       Officers' Certificate...........................................24
                      (ii)      Certificate of Selling Shareholder..............................24
                      (iii)     Opinion of Counsel for Company..................................24
                      (iv)      Opinion of Christine J. Smith, Esq..............................25
                      (v)       Opinion of Counsel for Selling Shareholders.....................25
                      (vi)      Opinion of Counsel for U.S. Underwriters........................25
                      (vii)     Opinion of German Counsel for Company...........................25
                      (viii)    Opinion of Swiss Counsel for Company............................25
                      (ix)      Bring-down Comfort Letter.......................................25


                                     ii



            (r)       Additional Documents......................................................25
            (s)       Termination of Agreement..................................................26

   SECTION 6.         Indemnification...........................................................26
            (a)       Indemnification of U.S. Underwriters......................................26
            (b)       Indemnification of Selling Shareholders by the
                        Company and Mettler.....................................................27
            (c)       Indemnification of Company, Directors and
                        Officers and Selling Shareholders.......................................28
            (d)       Actions against Parties; Notification.....................................28
            (e)       Settlement without Consent if Failure to Reimburse........................29
            (f)       Other Agreements with Respect to Indemnification..........................29

   SECTION 7.         Contribution..............................................................29

   SECTION 8.         Representations, Warranties and Agreements to
                      Survive Delivery..........................................................31

   SECTION 9.         Termination of Agreement..................................................31
            (a)       Termination; General......................................................31
            (b)       Liabilities...............................................................31

   SECTION 10.        Default by One or More of the U.S. Underwriters...........................32

   SECTION 11.        Default by one or more of the Selling Shareholders........................32

   SECTION 12.        Notices...................................................................33

   SECTION 13.        Parties...................................................................33

   SECTION 14.        GOVERNING LAW AND TIME....................................................34

   SECTION 15.        Effect of Headings........................................................34

   SCHEDULES

            Schedule A - List of Underwriters..............................................Sch A-1
            Schedule B - List of Selling Shareholders......................................Sch B-1
            Schedule C - Shares of Common Stock............................................Sch C-1
            Schedule D - List of persons and entities subject to lock-up...................Sch D-1

   EXHIBITS

            Exhibit A - Form of Opinion of Company's Counsel...................................A-1
            Exhibit B - Form of Local Counsel Opinion..........................................B-1
            Exhibit C - Form of Opinion of Christine J. Smith, Esq.............................C-1

                                      iii



            Exhibit D - Form of Opinion of Selling Stockholders' Counsel...................... D-1
            Exhibit E - Form of Litigation Certificate of the
               Chief Financial Officer of the Company..........................................E-1
            Exhibit F - Form of Lock-up Letter................................................ F-1


                                      iv




                       METTLER-TOLEDO INTERNATIONAL INC.

                           (a Delaware corporation)

                          [ ] Shares of Common Stock

                          (Par Value $.01 Per Share)

                            U.S. PURCHASE AGREEMENT
                            -----------------------


                                                       [                 ], 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
BT ALEX. BROWN
CREDIT SUISSE FIRST BOSTON
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY
  as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
          Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Mettler-Toledo International Inc., a Delaware corporation (the
"Company"), Mettler- Toledo, Inc. ("Mettler") and the persons listed on Schedule B hereto (the "Selling Shareholders"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated
("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and BT Alex. Brown, Credit Suisse First Boston Corporation,
Goldman, Sachs & Co. and Smith Barney Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the sale by the Selling Shareholders, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common
Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto, and (ii) the grant by the Selling Shareholders to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [ ]





additional shares of Common Stock to cover over-allotments, if any. The aforesaid [ ] shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the [ ] shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S.
Option Securities") are hereinafter called, collectively, the "U.S.
Securities".

         It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the
"International Purchase Agreement") providing for the offering by the Selling
Shareholders of an aggregate of [ ] shares of Common Stock (the "Initial
International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which
Merrill Lynch International and BT Alex. Brown International, a Division of
Bankers Trust International PLC, Credit Suisse First Boston (Europe) Limited,
Goldman Sachs International and Smith Barney Inc. are acting as lead managers
(the "Lead Managers"), and the grant by the Selling Shareholders to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to [ ] additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option
Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International
Securities". It is understood that the Selling Shareholders are not obligated to sell and the U.S. Underwriters are not obligated to purchase any Initial
U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate
Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated (in such capacity, the "Global Coordinator").

         The Company and the Selling Shareholders understand that the U.S.
Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3 (No. 333- ) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and

                                      2





delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act
Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act
Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule
434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term
Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S.
Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information". Each Form of U.S.
Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434
Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act
Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule
462(b) Registration Statement. The final Form of U.S. Prospectus and the final
Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively, the "Prospectuses". If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus, dated [ ], 1998 and preliminary International
Prospectus, dated [ ], 1998, respectively, each together with the applicable
Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term
Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data
Gathering, Analysis and Retrieval system ("EDGAR").


                                      3





         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company and Mettler. The
Company and Mettler, jointly and severally, represent and warrant to each U.S.
Underwriter as of the date hereof, as of the Closing Time referred to in
Section 2(c) hereof and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agree with each U.S. Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the
         Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b)
         Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule
         462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S.
         Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option
         Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933
         Act, complied when so filed in all material

                                      4





         respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933
         Act Regulations.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries and, in respect of the Predecessor Business (as defined in the Registration
         Statement under "Selected Historical Financial Information"), of the
         Company and its combined affiliated entities, as the case may be, at the dates indicated and the statement of operations, changes in net assets, stockholders' equity and cash flows of the Company and its consolidated subsidiaries and, in respect of the Predecessor
         Business, of the Company and its combined affiliated entities, as the case may be, for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma information and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration
         Statement and the Prospectuses, except as otherwise stated therein,
         (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and no material adverse effect on the ability of the Company or Mettler to enter into this Agreement or the International
         Purchase Agreement or to consummate the transactions contemplated in this Agreement

                                      5





         or the International Purchase Agreement (any such material adverse change or effect, a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing. The Company and Mettler have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware and have corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectuses and to enter into and perform their obligations under this Agreement; and the Company and Mettler are duly qualified as foreign corporations to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except for directors' qualifying shares or as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for any security interest, mortgage, pledge, lien, encumbrance, claim or equity created pursuant to the Credit Agreement (as defined in the Registration Statement) or under any local working capital facilities or interest protection agreements secured under the Credit Agreement
         (the "Other Secured Agreements"); and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Company's registration statement on Form S-1 (Registration No. 333-35597) and (b) certain other subsidiaries which, considered in

                                      6





         the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company shall be as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement and the
         International Purchase Agreement have been duly authorized, executed and delivered by the Company and Mettler.

                  (ix) Description of Securities. The Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for (a) with respect to the Company's subsidiaries other than the Subsidiaries, such violations that would not result in a Material Adverse Effect, and (b) such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International
         Purchase Agreement by the Company or Mettler, the consummation by the Company or Mettler of the transactions contemplated in this Agreement and the International Purchase Agreement and the transactions contemplated herein and in the Registration Statement (including the sale of the Securities), and compliance by the Company and Mettler with their obligations under this Agreement and the International
         Purchase Agreement have been

                                      7





         duly authorized by all necessary corporate action by the Company or Mettler, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments
         (except for (A) such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse
         Effect or (B) such liens, charges, or encumbrances as are created in connection with the execution, delivery and performance of the Credit
         Agreement or the Other Secured Agreements), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company or Mettler, is imminent, and neither the Company nor Mettler is aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material
         Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Mettler, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the International Purchase Agreement or the performance by the Company and Mettler of their obligations hereunder or under the International Purchase Agreement, and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration
         Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material
         Adverse Effect.

                                      8





                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration
         Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them except where the failure to so own, possess or acquire, singly and in the aggregate, would not result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or Mettler of their obligations hereunder, in connection with the offering or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the International
         Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                  (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses the failure of which to possess would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse
         Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of any

                                      9





         judicial or administrative proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or as set forth in the Credit Agreement or the Other
         Secured Agreements, (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) would not have a Material
         Adverse Effect; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect; and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims as would not singly or in the aggregate result in a Material Adverse Effect.

                  (xviii) Investment Company Act. Neither the Company nor
         Mettler is or upon (a) the sale of the Securities as herein contemplated or (b) the consummation of the transactions contemplated by this Agreement or the International Purchase Agreement will be, an "investment company" as such term is defined in the Investment
         Company Act of 1940, as amended (the "1940 Act").

                  (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, regulation, ordinance, code, common law or any judicial or administrative interpretation thereof enforceable at law or in equity, including any applicable judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or the environment
         (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products subject to regulation under any environmental law
         (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of

                                      10





         Hazardous Materials subject to regulation under any environmental law
         (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company or Mettler, threatened administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company or Mettler, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xx) Registration Rights. Except as described in the Registration Statement and the Prospectuses, no person has registration rights or other similar rights to have any securities of the Company registered by the Company under the 1933 Act. Except for persons whose shares have been included in the Registration Statement no persons who have registration rights or other similar rights relating to the Common Stock of the Company have any such rights to have Common Stock registered pursuant to the Registration Statement which have not been waived. There are no persons with registration rights or other similar rights to have any securities registered by the Company's subsidiaries under the 1933 Act.

                  (xxi) Taxes. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, and except for the failure to pay such taxes which, individually and in the aggregate, would not have a Material
         Adverse Effect. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any years not finally determined are adequate in accordance with GAAP to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

                  (xxii) Accounting Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to

                                      11





         maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all policies with respect to such insurance are in full force and effect.

                  (xxiv) Stabilization or Manipulation. Neither the Company nor any of its sub sidiaries has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any such entity to facilitate the sale or resale of the Securities.

                  (xxv) Certain Relationships. No relationship, direct or indirect, exists between or among any of the Company and any of its subsidiaries or any affiliate of any such entity, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration
         Statement or the Prospectuses which is not so described or is not described as required.

                  (xxvi) No Offering Material. The Company and its subsidiaries have not distributed and, prior to the later to occur of
         (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the U.S. Representatives.

                  (xxvii) Suppliers. No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise thereto, which cessation would result in a Material Adverse Effect.

         (b) Representations and Warranties by the Selling Shareholders. Each
Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling
Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                                      12





                  (i) Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and the Prospectuses do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties made in this paragraph (i) shall be only with respect to the information furnished in writing by or on behalf of Such
         Shareholder expressly for use in the Registration Statement (or any amendment thereto).

                  (ii) Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement, the International Purchase Agreement and the Power of
         Attorney and Custody Agreement, and to sell, transfer and deliver the Securities pursuant to this Agreement; and this Agreement, the International Purchase Agreement and the Power of Attorney and
         Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity.

                  (iii) There is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such Selling
         Shareholder, threatened, to which such Selling Shareholder is or would be a party or of which the property of such Selling Shareholder is or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of Securities by such Selling Shareholder or any of the other transactions contemplated hereby or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

                  (iv) No filing, authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states in connection with the sale of the Securities), domestic or foreign, is required by reason of facts specifically pertaining to such Selling shareholder or its legal or regulatory status in connection with the due authorization, execution and delivery by such Selling Shareholder of this Agreement, the International Purchase Agreement or the Power of Attorney and Custody
         Agreement and the valid sale and delivery of the Securities to be sold by such Selling Shareholder hereunder and thereunder.

                  (v) The execution, delivery and performance of this Agreement, the International Purchase Agreement and the Power of
         Attorney and Custody Agreement by such Selling

                                      13





         Shareholder, the sale of the Securities by such Selling Shareholder hereunder and thereunder, the consummation by such Selling
         Shareholder of the transactions herein and therein contemplated and the compliance by such Selling Shareholder with all the provisions of this Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement will not result in a violation of the charter or bylaws of such Selling Shareholders which are corporations or the partnership agreement or certificate of limited partnership, if applicable, of such Selling Shareholders which are partnerships and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, nor will such action result in any violation of the provisions of any statute relating to such Selling Shareholders or its legal or regulatory status or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling
         Shareholder.

                  (vi) Such Selling Shareholder has, and will at the Closing
         Time have, and, if such Selling Shareholder is selling Option Shares on a Date of Delivery, will on the Date of Delivery have, valid and marketable title to the Securities to be sold by the Selling
         Shareholder pursuant to this Agreement and the International Purchase
         Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and, at the Closing
         Time and, if such Selling Shareholder is selling Option Shares on a Date of Delivery, at the Date of Delivery, upon delivery of the Securities to be sold by such Selling Shareholder and payment of the purchase price therefor as contemplated in this Agreement and the International Purchase Agreement, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (vii) Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the International Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian for delivery to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement.

                  (viii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and such Selling
         Shareholder has not distributed and will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act
         Regulations) in connection with the offering and sale of the Securities other than any preliminary prospectus filed with the

                                      14





         Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

                  (ix) Except as described in the Registration Statement and the Prospectuses, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National
         Association of Securities Dealers, Inc.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company, Mettler or any of the Company's subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S.
Underwriters shall be deemed a joint and several representation and warranty by the Company and Mettler to each U.S. Underwriter as to the matters covered thereby; and any Certificate signed by or on behalf of the Selling
Shareholders as such and delivered to the representatives or to counsel for Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

         SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of Initial
U.S. Securities set forth in Schedule B opposite the name of such Selling
Shareholder which the number of Initial U.S. Securities set forth in Schedule
A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional [ ] shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S.
Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for

                                      15





the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Selling Shareholders setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option
Securities (a "Date of Delivery") shall be determined by the Global
Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S.
Option Securities then being purchased which the number of Initial U.S.
Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling
Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section
10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Selling Shareholders
(such time and date of payment and delivery being herein called "Closing
Time").

         In addition, in the event that any or all of the U.S. Option
Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling
Shareholders, on each Date of Delivery as specified in the notice from the Global Coordinator to the Selling Shareholders.

         Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Selling Shareholders' Power of Attorney and Custody
Agreement, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S.
Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option
Securities, if any, to be purchased by any U.S.

                                      16





Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S.
Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each
U.S. Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests.
The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.
The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Global
Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term
Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

                                      17





         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S.
Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S.
Representatives, without charge, a conformed copy of the Registration
Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation
S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each U.S.
Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration
Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration
Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request; provided, however, that if the date of any such amendment or supplement is more than 270 days after the date hereof, the preparation, filing and furnishing of such amendment or supplement shall be at the expense of the Underwriters.

                                      18





         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration
Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section
11(a) of the 1933 Act.

         (h) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses,
(C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the issuance of options under the Company's stock option plan and the exercise by the Company's employees of their rights relating thereto or (F) the filing of a registration statement on Form S-8 under the 1933 Act relating to Common
Stock pursuant to the Company's stock option plan.

         (i) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required

                                      19





to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company and Mettler, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S.
Underwriters and the International Managers, (iv) the fees and disbursements of the Company's and the Selling Shareholder's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky
Survey and any supplement thereto (such fees and expenses of counsel not to exceed $5,000.00), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the
"NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

         (b) Expenses of the Selling Shareholders. Except as provided in
Section 4(a) above, the Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S.
Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters.

         (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5(s) or
Section 9(a)(i) or Section 11 hereof, the Company and Mettler shall reimburse the U.S. Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S.
Underwriters.

                                      20





         SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company, Mettler and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company, Mettler or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and Mettler of their respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration
Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S.
Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the U.S.
Representatives shall have received the favorable opinion, dated as of Closing
Time, of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the
Company and the Selling Shareholders, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S.
Underwriters may reasonably request.

         (c) Opinion of German Counsel for the Company. At Closing Time, the
U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Bruckhaus Westrick Stegemann, special German counsel for the
Company, in form and substance satisfactory to counsel for the U.S.
Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request, with respect to each direct or indirect subsidiary of the Company or Mettler organized under the laws of Germany.

         (d) Opinion of Swiss Counsel for the Company. At Closing Time, the
U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Pestalozzi Gmuer & Patry, special Swiss counsel for the
Company, in form and substance satisfactory to counsel for the U.S.
Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto

                                      21





and to such further effect as counsel to the U.S. Underwriters may reasonably request, with respect to each direct or indirect subsidiary of the Company or Mettler organized under the laws of Switzerland.

         (e) Opinion of Christine J. Smith, Esq. At the Closing Time, the U.S.
Representatives shall have received the favorable opinion, dated as of the Closing Time, of Christine J. Smith, Esq., in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

         (f) Opinion of Counsel for the Selling Shareholders. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of counsel for each of the Selling Shareholders listed on Schedule E hereto, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request

         (g) Opinion of Counsel for U.S. Underwriters. At Closing Time, the
U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other
U.S. Underwriters with respect to the matters set forth in clauses (1), (2),
(5) (but with respect to preemptive or other similar rights, solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (7) through (10), inclusive, (11) (solely as to the information in the Prospectus under "Description of Capital
Stock--Common Stock") and the first full paragraph of text following clause 16 of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation
Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (h) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of each of the Company and Mettler, in each case dated as of Closing
Time, to the effect that (i) there has been no such Material Adverse Effect,

                                      22





(ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and Mettler has complied with all agreements and satisfied all conditions contained in this Agreement and the International Purchase Agreement on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such officer no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (i) Certificate of Selling Shareholders. At Closing Time, the U.S.
Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
(ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (j) Litigation Certificate. At Closing Time, the U.S. Representatives shall have received a certificate of the chief financial officer of the Company, dated as of Closing Time, in form and substance satisfactory to counsel for the U.S. Underwriters to the effect set forth in Exhibit E.

         (k) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from KPMG Fides Peat a letter dated such date, in form and substance satisfactory to the U.S.
Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (l) Bring-down Comfort Letter. At Closing Time, the U.S.
Representatives shall have received from KPMG Fides Peat a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (m) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE.

         (n) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                                      23





         (o) Lock-up Agreements; Registration Rights. At the date of this
Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule D hereto. The Company has shall have taken all required action so that no person (other than persons whose shares are included in the Registration Statement) who has registration rights or other similar rights relating to Common Stock of the Company to have Common Stock registered pursuant to the Registration Statement shall be permitted to exercise such rights; and no such person who has registration rights or other similar rights relating to the Common Stock of the Company to have Common Stock registered pursuant to the Registration Statement shall have exercised such rights (other than persons whose shares are included in the Registration Statement).

         (p) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

         (q) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company or the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant
Date of Delivery, the U.S. Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of
         Delivery, of the President or a Vice President of each of the Company, Mettler and of the chief financial or chief accounting officer of each of the Company and Mettler confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate of Selling Shareholder. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(i) remains true and correct as of such Date of Delivery.

                  (iii) Opinion of Counsel for Company. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the
         Company and the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                                      24





                  (iv) Opinion of Christine J. Smith, Esq. The favorable opinion of Christine J. Smith, Esq., dated such Date of Delivery, in form and substance reasonably satisfactory to counsel for the U.S.
         Underwriters and otherwise to the same effect as the opinion required by Section 5(e) hereof.

                  (v) Opinion of Counsel for Selling Shareholders. The favorable opinion of counsel for each of Selling Shareholders listed on Schedule E hereto, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery, and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Debevoise & Plimpton, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

                  (vii) Opinion of German Counsel for Company. The favorable opinion of Bruckhaus Westrick Stegemann, special German counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section
         5(c) hereof.

                  (viii) Opinion of Swiss Counsel for Company. The favorable opinion of Pestalozzi Gmuer & Patry, special Swiss counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (ix) Bring-down Comfort Letter. A letter from KPMG Fides
         Peat, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, and substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(l) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (r) Additional Documents. At Closing Time and at each Date of
Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling
Shareholders in connection with the sale

                                      25





of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S.
Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option
Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of U.S. Underwriters. Each of the Company, and
Mettler, jointly and severally, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule
         430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

                  (iii) against any and all expense whatsoever, as incurred
         (including the fees and disbursements of counsel chosen by Merrill
         Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any

                                      26





          governmental agency or body, commenced or threatened, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (a) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A
Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) and
(b) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such U.S. Underwriter results solely from the fact that such U.S. Underwriter sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the U.S. Prospectus in any case where such delivery is required by the 1933
Act, if the Company has previously furnished copies thereof in sufficient quantity to such U.S. Underwriter and the loss, liability, claim, damage or expense of such U.S. Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the U.S. Prospectus.

                  Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933
Act or Section 20 of the 1934 Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and Mettler to each U.S. Underwriter; provided however, that with respect to each Selling
Shareholder, the indemnification provision in the paragraph shall be only with respect to the information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including Rule 430A Information and the Rule 434
Information, if applicable, or any preliminary U.S. prospectus or U.S.
Prospectus (or any amendment or supplement thereto); and provided, further, that the aggregate liability of any Selling Shareholder pursuant to this paragraph shall be limited to the net proceeds recovered by such Selling
Shareholder from the Securities purchased by the Underwriters from such Selling Shareholder pursuant to this Agreement and the International Purchase
Agreement; and provided further, that no Selling Shareholder shall be liable for any untrue statement, omission or alleged omission of any other Selling
Shareholder.

         (b) Indemnification of Selling Shareholders by the Company and
Mettler. The Company and Mettler, jointly and severally, agree to indemnify and hold harmless each of the Selling Shareholders and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent that the Company and Mettler have agreed to indemnify and hold harmless each U.S. Underwriter

                                      27





pursuant to the preceding paragraph; provided, however, the Company and Mettler shall not be liable under this paragraph to the extent any loss, liability, claim, damage or expense described in the preceding paragraph arises out of or is based upon an untrue statement, alleged untrue statement, omission or alleged omission based upon information relating to such Selling
Shareholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Indemnification of Company, Directors and Officers and Selling
Shareholders. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934
Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement
(or any amendment thereto), including the Rule 430A Information and the Rule
434 Information, if applicable, or any preliminary U.S. prospectus or the U.S.
Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S.
Underwriter through Merrill Lynch expressly for use in the Registration
Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Sections
6(b) and 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel
(in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which

                                      28





indemnification or contribution could be sought under this Section 6 or
Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, Mettler and the Selling Shareholders with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Mettler and the Selling Shareholders on the one hand and the U.S.
Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Mettler and the Selling Shareholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, Mettler and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling
Shareholders and the total underwriting discount received by the U.S.
Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the

                                      29





Term Sheet, bear to the aggregate initial public offering price of the U.S.
Securities as set forth on such cover.

         The relative fault of the Company, Mettler and the Selling
Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Mettler and the Selling Shareholders on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Mettler, the Selling Shareholders and the U.S.
Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no Selling
Stockholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Stockholder from the U.S.
Securities purchased from such Selling Stockholder and (ii) no U.S.
Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section
20 of the 1934 Act shall have the same rights to contribution as such U.S.
Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be.
The U.S. Underwriters' respective obligations to

                                      30





contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company, Mettler and the Selling Shareholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Mettler, any subsidiaries of the Company or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, Mettler or the Selling
Shareholders, and shall survive delivery of the Securities to the U.S.
Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The U.S. Representatives may terminate this
Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National
Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Swiss authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

                                      31





         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed
         10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S.
         Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting
U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S.
Representatives or (ii) any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Default by one or more of the Selling Shareholders. (a)
If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the U.S. Underwriters may, at option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the

                                      32





non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling
Shareholders have agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the U.S. Representatives. the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing
Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S.
Underwriters shall be directed to the U.S. Representatives c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations, with a copy to Debevoise & Plimpton, 875
Third Avenue, New York, New York 10022, Attention: James C. Scoville; notices to the Company and Mettler shall be directed to the Company at Mettler-Toledo
International Inc., Im Langacher, P.O. Box MT-100, CH 8606 Greifensee,
Switzerland, Attention: William P. Donnelly, with a copy to Fried, Frank,
Harris, Shriver & Jacobson, 4 Chiswell Street, London, EC1Y 4UP, Attention:
Timothy E. Peterson; and notices to the Selling Shareholders shall be delivered to AEA Investors Inc., 65 East 55th Street, New York, New York
10022, attention of Christine J. Smith, Esq.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, Mettler and the Selling
Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company, Mettler and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This
Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company, Mettler and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

                                      33





         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S.
Underwriters, the Company, Mettler and the Selling Shareholders in accordance with its terms.

Very truly yours,

METTLER-TOLEDO INTERNATIONAL

INC.

By:
Name:
Title:

METTLER-TOLEDO, INC.

By:______________________________
Name:
Title:

EACH OF THE SELLING
SHAREHOLDERS LISTED ON
SCHEDULE B HERETO

By:______________________________
As Attorney-in-Fact acting on behalf of the
Selling Shareholders named in Schedule B
hereto

                                      34





CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
BT ALEX. BROWN
CREDIT SUISSE FIRST BOSTON
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

By ______________________________
           Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                      35



                                  SCHEDULE A



                                                                                                Number of
                                                                                              Initial U.S.
         Name of U.S. Underwriter                                                              Securities
         -----------------------                                                               -----------
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated.........................................................

BT Alex. Brown
Credit Suisse First Boston
Goldman, Sachs & Co.
Salomon Smith Barney

Total..................................................................................



                                   Sch A-1

                                  SCHEDULE B


                                    Number of Initial                           Maximum Number of Option
                                    Securities to be Sold                       Securities to be Sold
                                    ---------------------                       ------------------------





                                   Sch B-1

                                  SCHEDULE C

                            Shares of Common Stock

                          (Par Value $.01 Per Share)

                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $ [ ].

                  2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $ [ ], being an amount equal to the initial public offering price set forth above less $ [ ] per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.

                                   Sch B-2

                                  SCHEDULE D

                         List of persons and entities
                              subject to lock-up



                                   Sch D-1

                                  SCHEDULE E

                         List of Selling Stockholders
                         delivering opinions pursuant
                         to Sections 5(f) and 5(q)(v)



                                   Sch E-1

                                                                     Exhibit A


                       FORM OF OPINION OF FRIED, FRANK,
                       HARRIS, SHRIVER & JACOBSON TO BE
                      DELIVERED PURSUANT TO SECTION 5(b)

                                  [TO COME]

                                                                     Exhibit B


            FORM OF LOCAL COUNSEL OPINION TO BE DELIVERED PURSUANT
                           TO SECTIONS 5(c) AND (d)

         i Each of [names of local subsidiaries] (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation [in good standing]1 under laws of |X|, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by |X|; to our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising under the laws of |X| for the charter or by-laws of such Subsidiary.

         ii To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court, governmental agency or body in |X|, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement or the performance by the Company or Mettler of its obligations thereunder.

         iii The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds"), and the compliance by the Company, Holdings, and Mettler with their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under, or result in the creation or imposition of any Liens upon any property or assets of any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which a Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Subsidiaries is subject (except for Liens under the Credit Agreement and the Working Capital Facilities and such conflicts, breaches or defaults or liens, charges or encumbrances

--------

1        If concept is recognized in local jurisdiction.

that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of |X| having jurisdiction over the Subsidiaries or any of their respective properties, assets or operations.

                                                                     Exhibit C


               FORM OF OPINION OF CHRISTINE J. SMITH, ESQ. TO BE
                      DELIVERED PURSUANT TO SECTION 5(E)


         (i) To my knowledge, the Company is not in violation of its Amended and Restated Certificate of Incorporation or amended By-laws.

         (ii) To my knowledge, there are no persons with registration rights or other similar rights arising under the Amended and Restated Certificate of Incorporation or amended By-laws of the Company or the corporation laws of the State of New York, Delaware General Corporation Law or United States federal securities laws to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except for persons who have waived such rights or whose shares are included in the Registration Statement.

                                                                     Exhibit D



           FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER(S)
                   TO BE DELIVERED PURSUANT TO SECTION 5(f)


                                  [TO COME]

                                                                     Exhibit E

             [Letterhead of Mettler-Toledo International Inc.]
                            Litigation Certificate


                  The undersigned, William P. Donnelly, hereby certifies that he is the Chief Financial Officer of Mettler-Toledo International Inc., a Delaware corporation (the "Company"), and that, as such, he is authorized to execute and deliver this Certificate on behalf of the Company and, with reference to the Section 5(j) of the U.S. Purchase Agreement (the "U.S. Purchase Agreement"), dated o, among the Company, Mettler-Toledo, Inc. ("Mettler-Toledo"), a Delaware corporation, the Selling Shareholders listed in Schedule B thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, [ ], as representatives of the underwriters listed in Schedule A to the U.S. Purchase Agreement, and Section 5[(h)] of the International Purchase Agreement (the "International Purchase Agreement" and together with the U.S. Purchase Agreement, the "Purchase Agreements"), dated o, 1998, among the Company, Mettler-Toledo, the Selling Shareholders listed in Schedule [ ] thereto, Merrill Lynch International, [
           ], as lead managers to the underwriters listed in Schedule A to the International Purchase Agreement, further certifies, represents and warrants on behalf of the Company as follows (each capitalized term used herein without definition having the same meaning specified in the Purchase Agreements):

          (a) to the best of his knowledge, based upon certifications made by officers of the Company and its subsidiaries in the form attached hereto as Exhibit A, the undersigned has set forth in Exhibit B attached hereto all actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, pending or threatened against or affecting the Company or any of its subsidiaries, at the Closing Time, where the maximum level of liability is equal to or greater than $250,000; and

         (b) further certifies, represents and warrants on behalf of the Company that none of such actions, suits, proceedings, inquiries or investigations set forth in Exhibit B would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially or adversely affect the property or assets of the Company or its subsidiaries or the consummation of the transactions contemplated in the Purchase Agreements or the performance by the Company or Mettler-Toledo of its obligations hereunder or thereunder.

WITNESS the signature of the undersigned this      day of  [           ],1998.



                                       ------------------------------
                                       By:    William P. Donnelly
                                       Title: Chief Financial Officer

                                                                     Exhibit F


                   [FORM OF LOCK-UP PURSUANT TO SECTION 5(o)]

                                                      , 1998


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BT ALEX. BROWN
CREDIT SUISSE FIRST BOSTON
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY
    as Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


MERRILL LYNCH INTERNATIONAL
BT ALEX. BROWN INTERNATIONAL,
    A DIVISION OF BANKERS TRUST INTERNATIONAL PLC
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
GOLDMAN SACHS INTERNATIONAL
SMITH BARNEY INC.
    as Representatives of the several International Underwriters
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England, EC2Y 9LY


Mettler-Toledo International Inc.
Im Langacher
P.O. Box MT-100
CH 8606, Greifensee, Switzerland


         Re:      Proposed Public Offering Mettler-Toledo International Inc.

Dear Sirs:

         The undersigned, a [stockholder] [and an officer and/or director] of Mettler-Toledo International Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated ("Merrill Lynch"), [            ] propose to enter into a U.S.
Purchase Agreement (the "U.S. Purchase Agreement") with the Company and the
Selling Shareholders, and Merrill Lynch International, [                ]
propose to enter into an International

Purchase Agreement (the "International Purchase Agreement") with the Company and the Selling Shareholders, each providing for the public offering (the "Offerings") of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement or the International Purchase Agreement that, during a period of 90 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (except through gifts to persons, trusts or other entities who agree in writing to be bound by the restrictions of this letter), or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that (i) the Company may file a registration statement on Form S-8 under the Securities Act of 1933 relating to Common Stock of the Company issued pursuant to the Company's stock option plan (the "Stock Plan"), and (ii) employees of the Company may exercise rights to acquire Common Stock pursuant to the Stock Plan.

                                       Sincerely,

                                       If Individual:

                                       Print Name

                                       Signature

                                       If Corporation, Partnership or Trust:

                                       [print or type name of entity]

                                       By:

                                       Name:

                                       Title:


                                     F-2